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                                                                   Exhibit 10.21

[SOSEI LOGO]
SOSEI CO., LTD.

KOUJIMACHI N K BLDG. 2-14-2, KOUJIMACHI
CHIYODA-KU, TOKYO 102-0083, JAPAN
TEL: +81-(0)3-5210-3290
FAX: +81-(0)3-5210-3291

                                                      Tokyo, September 17, 2003

CombinatoRx Incorporated
650 Albany Street
Boston, MA 02118
U. S. A.

Dear Sirs,

This letter agreement will serve to confirm our mutual understanding regarding the Material Testing Agreement dated April 18, 2002 entered into between us (the "MTA").

     1. As from September 17, 2003, the Compounds which Sosei provides to CombinatoRx and on which CombinatoRx carries out the screening will be limited to the DRP Compounds; provided that CombinatoRx shall continue to conduct, and complete the screening of the DRPM Compounds already supplied by Sosei (of which list is attached to this letter), and the conditions for such screening and the results and the discoveries obtained therefrom shall be subject to the terms of the MTA in all respects.

     2. Except as provided for in 1. above, the terms of the MTA remain unchanged.

If the foregoing is acceptable to you, please so indicate by signing the duplicate copy of this letter in the space provided below and returning it to us; whereupon it shall constitute a binding agreement between you and us.

With best regards,

                                              /s/ Yuzo Tarumi
                                              ----------------------------------
                                              Yuzo Tarumi, Ph.D.
                                              Representative Director, EVP R&D
                                              Sosei Co., Ltd.

Agreed and Accepted by:

CombinatoRx Incorporated

/s/ Daniel Grau
---------------------------------------
Daniel Grau
Vice President
Corporate Development and Strategy
CombinatoRx, Incorporated